SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             -----------------------

       Date of Report (Date of earliest event reported): February 12, 2007


                                  CHATTEM, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Tennessee                     0-5905                   62-0156300
------------------------      ---------------------     ------------------------
(State of incorporation)      (Commission File No.)          (IRS Employer
                                                          Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
    -------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
      ---------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.02.   Results of Operations and Financial Condition.
---------    ---------------------------------------------

             On February 12, 2007, the Company issued a press release announcing financial results for the fiscal fourth quarter and fiscal year ended November 30, 2006 (the "Press Release"). A copy of the Press Release is attached as
Exhibit 99.1 and is incorporated by reference herein.

             The Press Release contains disclosure regarding net income and earnings per share, excluding certain identified items, for each of the Company's fourth fiscal quarters and the fiscal years ended November 30, 2005 and 2006. The adjusted net income and earnings per share disclosures are non-GAAP financial measures (the "Operating Measures"). The Operating Measures exclude (i) for the fourth fiscal quarter of 2006, expenses related to the Dexatrim litigation settlement and the effect of employee stock option expenses under SFAS 123R; (ii) for the fourth fiscal quarter of 2005, expenses related to the Dexatrim litigation settlement, a loss on early extinguishment of debt and a loss on product divestitures; (iii) for fiscal year 2006, a loss on early extinguishment of debt, net recoveries related to the Dexatrim litigation settlement and employee stock option expenses under SFAS 123R; and (iv) for fiscal year 2005, a loss on early extinguishment debt, a net recovery related to the Dexatrim litigation settlement, a loss on product divestitures and an executive severance charge.

             A reconciliation of each of the Operating Measures to the most comparable GAAP measurement for the fiscal fourth quarter periods and the fiscal years ended November 30, 2005 and 2006 is contained in the Company's unaudited consolidated statements of income attached to the Press Release. The Company considers disclosure of the Operating Measures to be meaningful information to an investor's understanding of the Company's operating performance and useful for comparison with prior periods and forecasted net income and earnings per share. The Company believes that the Operating Measures improve and clarify an investor's understanding of the Company's financial and operational performance. Management of the Company uses these non-GAAP measures to analyze the Company's performance compared to forecasted and prior period results and for other internal purposes.

             The consolidated statements of income attached to the Press Release also contain disclosure regarding the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA adjusted to exclude a loss on product divestitures, an executive severance charge and litigation settlement items for the fourth fiscal quarters and fiscal years ended November 30, 2005 and 2006, which are non-GAAP financial measures. A reconciliation of EBITDA excluding loss on product divestitures, severance charges and litigation settlement items to net income, the most directly comparable GAAP financial measure, is contained in the Company's unaudited consolidated statements of income attached to the Press Release.

             The Company considers EBITDA an important indicator of its operational strength and performance, including its ability to pay interest, service debt and fund capital expenditures. The Company believes that EBITDA adjusted to exclude loss on product divestitures, executive severance charges and litigation settlement items provides investors with a useful measure of the Company's ongoing operating performance. Further, EBITDA adjusted to exclude litigation settlement items is one measure used in the calculation of certain ratios to determine the Company's compliance with its existing credit facility. The Company's presentation of adjusted EBITDA should not be construed as an inference that the Company's future results will be unaffected by items similar to those excluded from the calculation of adjusted EBITDA. EBITDA and adjusted EBITDA are not measurements of financial performance and liquidity under GAAP and should not be considered as alternatives to net income, income from operations or any performance measures derived in accordance with GAAP, or as alternatives to cash flows provided by operating, investing or financing activities as measures of liquidity.

             The non-GAAP financial measures used by the Company do not have standardized meanings prescribed by GAAP and may not be comparable to similar measures for other companies.

             The information in this current report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.
---------    ---------------------------------

(c)    Exhibits:

         99.1     Press Release dated February 12, 2007

                                   SIGNATURES
                                   ----------

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 12, 2007                             CHATTEM, INC.

                                        By: /s/ Theodore K. Whitfield, Jr.
                                            ------------------------------------
                                            Theodore K. Whitfield, Jr.,
                                            Vice President and General Counsel

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.          Exhibit Description
-----------          -------------------

99.1                 Press Release dated February 12, 2007